Exhibit T3A.2.63

CHARTER

OF

RITE AID OF TENNESSEE, INC.

The undersigned natural person or persons, having capacity to contract and acting as the incorporator or in-corporators of a corporation for profit under the Tennessee General Corporation Act, adopt the following charter for such corporation:

1.	The name of the corporation is RITE AID OF TENNESSEE, INC.

2.	The duration of the corporation is Perpetual.

3.     The address of the principal office of the corporation shall be c/o C T Corporation System, Hamilton National Bank Building, Knoxville, County of Knox, State of Tennessee.

4.	The corporation is for profit.

5.	The purpose or purposes for which the corporation is organized are:

To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting with others to produce, supply, or deal in and with, disposing at retail, marketing,· distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent and legal restraints and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians’ and surgeons’ supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies, novelties, tobacco in all forms ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and lunch counters, and do everything pertaining to the drug store business and to own, lease, manage and operate pharmacies of all types.

6.	The maximum number of shares which the corporation shall have authority to issue is one thousand (1,000) shares, with One Dollar ($1.00) par value.

7.	The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

No Stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

Dated October 20, 1977.

/s/ Mark MacQueen
Mark MacQueen

/s/ George Lewis
George Lewis

/s/ Ruth L. Pletcher
Ruth L. Pletcher

I, GENTRY CROWELL, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

This the 24th day of October, 1977.

GENTRY CROWELL

SECRETARY OF STATE

FEE: $20.00

(SEAL)

CHANGE OF ADDRESS OF REGISTERED AGENT

      OF

RITE AID OF TENNESSEE INC

To the Secretary of State of Tennessee:

Pursuant to the provisions of Section 48-l201(7) of the Tennessee Code Annotated, C T CORPORATION SYSTEM, the undersigned registered agent for the above corporation, submits the following statement for the purpose of changing the address of said agent in the State of Tennessee:

1.            The corporation named above was organized under the laws of

TENNESSEE

2.            The address of the registered agent is hereby changed to CT CORPORATION SYSTEM, 530 Gay Street, Knoxville, Tennessee 37902.

Dated      July 27, 1979

C T CORPORATION SYSTEM
Registered Agent

By	/s/ [ILLEGIBLE]
Assistant Vice President